Western Alliance Reports First Quarter 2015 Net Income of $40.2 million, or $0.45 Per Share
PHOENIX--(BUSINESS WIRE)--April 20, 2015--Western Alliance Bancorporation (NYSE:WAL) (the "Company") announced today its financial results for the first quarter 2015.
First Quarter 2015 Highlights:

•	Net income of $40.2 million, compared to $40.4 million for the fourth quarter 2014, and $31.1 million for the first quarter 2014

•	Earnings per share of $0.45, compared to $0.46 per share in the fourth quarter 2014, and $0.35 per share in the first quarter 2014

•	Pre-tax, pre-provision operating earnings of $54.5 million, up from $52.0 million in the fourth quarter 2014, and up 22.9% from $44.4 million in the first quarter 2014[1]

•	Net interest margin of 4.35%, compared to 4.44% in the fourth quarter 2014, and 4.41% in the first quarter 2014

•	Total loans of $8.82 billion, an increase of $420 million from December 31, 2014, and an increase of $1.71 billion from March 31, 2014

•	Total deposits of $9.66 billion, an increase of $731 million from December 31, 2014, and an increase of $1.51 billion from March 31, 2014

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 1.11% of total assets, from 1.18% at December 31, 2014, and from 1.30% at March 31, 2014

•	Net loan recoveries (annualized) to average loans outstanding of 0.06%, compared to 0.04% in the fourth quarter 2014, and 0.02% in the first quarter 2014

•	Tier I Leverage ratio of 9.8% and Total Capital ratio of 11.3% under Basel III federal regulatory standards, which became effective on January 1, 2015

•	Stockholders' equity of $1.05 billion, an increase of $50 million from December 31, 2014, and an increase of $156 million from March 31, 2014

•	Tangible book value per share, net of tax, of $10.72, an increase of 5.0% from $10.21 at December 31, 2014, and an increase of 28.8% from $8.32 at March 31, 2014[1]

Financial Performance
"We are pleased with our strong start to 2015. Our balance sheet momentum continued with loan growth of $420 million and record deposit growth of $731 million, half of which was non-interest bearing DDA," remarked Robert Sarver, Chairman and CEO of Western Alliance Bancorporation. "This growth drove net income to $40.2 million for the first quarter of 2015, an increase of 29.3% from the same period last year. Our efficiency ratio improved to 46.7% as our 13% revenue growth was three times as fast as the 4% increase in expenses. Our asset quality metrics remain strong as we experienced our fifth straight quarter of net recoveries."
Sarver continued, "On March 9th, we announced a definitive agreement to acquire Bridge Capital Holdings, headquartered in San Jose, California. This profitable and well-run bank provides new growth opportunities while improving our risk profile through expanded products and geographic diversification. In addition, it will also increase our low-cost funding sources for the organization. Both Bridge and Western Alliance have local teams of highly experienced, knowledgeable bankers who deliver unmatched personalized service and we look forward to combining our teams in the second half of the year."
Income Statement
Net interest income was $103.1 million in the first quarter 2015, an increase of $1.0 million from $102.1 million in the fourth quarter 2014, and an increase of $12.3 million, or 13.6%, compared to the first quarter 2014. The Company’s net interest margin decreased in the first quarter 2015 to 4.35%, compared to 4.44% in the fourth quarter 2014, and 4.41% in the first quarter 2014.
Operating non-interest income was $5.7 million for the first quarter 2015, compared to $6.7 million in the fourth quarter 2014, and $5.5 million for the first quarter 2014.1
Net operating revenue was $108.8 million for the first quarter 2015, compared to $108.8 million for the fourth quarter 2014, and an increase of $12.5 million compared to $96.3 million for the first quarter 2014.1
Operating non-interest expense was $54.2 million for the first quarter 2015, compared to $56.8 million for the fourth quarter 2014, and $51.9 million for the first quarter 2014.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 46.7% for the first quarter 2015, an improvement from 49.3% for the fourth quarter 2014, and from 50.9% for the first quarter 2014.
Non-operating items for the first quarter 2015 consisted of a net gain on sales and valuations of repossessed and other assets of $0.4 million, net unrealized losses on assets and liabilities measured at fair value of $0.3 million, gains on sales of investment securities of $0.6 million, and merger / restructure expense of $0.2 million incurred in connection with the proposed acquisition of Bridge Capital Holdings.
The Company had 1,131 full-time equivalent employees and 40 offices at March 31, 2015, compared to 1,105 employees and 39 offices at March 31, 2014.
The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the first quarter 2015, the Company’s pre-tax, pre-provision operating earnings were $54.5 million, up from $52.0 million in the fourth quarter 2014, and up 22.9% from $44.4 million in the first quarter 2014.1

Balance Sheet
Gross loans totaled $8.82 billion at March 31, 2015, an increase of $420 million from $8.40 billion at December 31, 2014, and an increase of $1.71 billion from $7.11 billion at March 31, 2014. At March 31, 2015, the allowance for credit losses was 1.27% of total loans, compared to 1.31% at December 31, 2014, and 1.46% at March 31, 2014, reflecting an improvement in the Company’s asset quality profile and historical losses.
Deposits totaled $9.66 billion at March 31, 2015, an increase of approximately $731 million from $8.93 billion at December 31, 2014, and an increase of $1.51 billion from $8.15 billion at March 31, 2014. Non-interest bearing deposits were $2.66 billion at March 31, 2015, compared to $2.29 billion at December 31, 2014, and $2.09 billion at March 31, 2014. Non-interest bearing deposits comprised 27.5% of total deposits at March 31, 2015, compared to 25.6% at December 31, 2014, and 25.7% at March 31, 2014. The proportion of savings and money market accounts decreased to 42.6% from 43.3% at December 31, 2014, and from 45.1% at March 31, 2014. Certificates of deposit as a percentage of total deposits were 20.2% at March 31, 2015, compared to 21.5% at December 31, 2014, and 20.0% at March 31, 2014. The Company’s ratio of loans to deposits was 91.3% at March 31, 2015, compared to 94.0% at December 31, 2014, and 87.2% at March 31, 2014.
Other borrowings totaled $275 million at March 31, 2015, a decrease of $115 million from $390 million at December 31, 2014, and a decrease of $68 million from $343 million at March 31, 2014.
Stockholders’ equity at March 31, 2015 was $1.05 billion, compared to $1.00 billion at December 31, 2014, and $895 million at March 31, 2014.
At March 31, 2015, tangible common equity, net of tax, was 8.5% of tangible assets1 and total capital under Basel III federal regulatory standards was 11.3% of risk-weighted assets. The Company’s tangible book value per share1 was $10.72 at March 31, 2015, up 28.8% from March 31, 2014.
Total assets increased 6.1% to $11.25 billion at March 31, 2015, from $10.60 billion at December 31, 2014, and increased 15.4% from $9.75 billion at March 31, 2014.
Asset Quality
The provision for credit losses was $0.7 million for the first quarter 2015, compared to $0.3 million in the fourth quarter 2014, and $3.5 million for the first quarter 2014. Net loan recoveries in the first quarter 2015 were $1.2 million, or 0.06% of average loans (annualized), compared to $0.8 million, or 0.04%, in the fourth quarter 2014, respectively, and $0.3 million, or 0.02% for the first quarter 2014, respectively.
Nonaccrual loans decreased $6.9 million to $60.7 million during the quarter. Loans past due 90 days and still accruing interest totaled $3.7 million at March 31, 2015, compared to $5.1 million at December 31, 2014, and $0.2 million at March 31, 2014. Loans past due 30-89 days and still accruing interest totaled $14.1 million at quarter end, an increase from $9.8 million at December 31, 2014, and an increase from $11.1 million at March 31, 2014.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 20% at March 31, 2015 and December 31, 2014, from 24% at March 31, 2014.1

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Arizona, Nevada, and California segments provide full service banking and related services to their respective markets. The Company's Central Business Lines (CBL) segment provides banking services to niche markets. These CBLs are managed centrally and are broader in geographic scope compared to our other segments, though still predominately located within our core market areas. The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, California, and CBL segments include loan and deposit growth, asset quality, and pre-tax income.
Arizona reported a gross loan balance of $2.38 billion at March 31, 2015, an increase of $42 million during the quarter, and an increase of $351 million during the last 12 months. Deposits were $2.34 billion at March 31, 2015, an increase of $166 million during the quarter, and an increase of $178 million during the last 12 months. Pre-tax income was $15.8 million and $12.6 million for the three months ended March 31, 2015 and March 31, 2014, respectively.
Nevada reported a gross loan balance of $1.81 billion at March 31, 2015, an increase of $137 million during the quarter, and an increase of $82 million during the last 12 months. Deposits were $3.36 billion at March 31, 2015, an increase of $132 million during the quarter, and an increase of $338 million during the last 12 months. Pre-tax income was $16.7 million and $16.5 million for the three months ended March 31, 2015 and March 31, 2014, respectively.
California reported a gross loan balance of $1.80 billion at March 31, 2015, an increase of $48 million during the quarter, and an increase of $137 million during the last 12 months. Deposits were $2.51 billion at March 31, 2015, an increase of $186 million during the quarter, and an increase of $647 million during the last 12 months. Pre-tax income was $14.4 million and $10.3 million for the three months ended March 31, 2015 and March 31, 2014, respectively.
CBL reported a gross loan balance of $2.79 billion at March 31, 2015, an increase of $198 million during the quarter, and an increase of $1.17 billion during the last 12 months. Deposits were $1.11 billion at March 31, 2015, an increase of $167 million during the quarter, and an increase of $269 million during the last 12 months. Pre-tax income was $13.3 million and $5.4 million for the three months ended March 31, 2015 and March 31, 2014, respectively.
Attached to this press release is summarized financial information for the quarter ended March 31, 2015.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2015 financial results at 12:00 p.m. ET on Tuesday, April 21, 2015. Participants may access the call by dialing 1-888-317-6003 and using passcode 9443418 or via live audio webcast using the website link http://services.choruscall.com/links/wal150417.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET April 21st through 9:00 a.m. ET May 21st by dialing 1-877-344-7529 passcode: 10062576.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our proposed acquisition of Bridge Capital Holdings and any guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
Driving growth in assets and earnings Western Alliance Bancorporation (NYSE:WAL) has more than $10 billion in assets and is one of the fastest growing bank holding companies in the U.S.  Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior, personalized services and a full spectrum of deposit, lending, treasury management and online banking products and services. Western Alliance Bank operates through these full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, First Independent Bank (Nevada) and Torrey Pines Bank (California). The Company also serves business customers through a robust national platform of specialized financial services including Alliance Association Bank, Western Alliance Corporate Finance, Western Alliance Equipment Finance, Western Alliance Public Finance, Western Alliance Resort Finance, and Western Alliance Warehouse Lending. For more information visit westernalliancebancorp.com.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	March 31, 2015	March 31, 2014	Change %
	(in millions)
Total assets	$11,251.9	$9,746.6	15.4%
Loans, net of deferred fees	8,818.6	7,108.6	24.1
Securities and money market investments	1,453.7	1,671.3	(13.0)
Total deposits	9,662.3	8,149.0	18.6
Borrowings	275.2	342.8	(19.7)
Junior subordinated debt	40.7	42.8	(4.9)
Stockholders' equity	1,051.3	894.8	17.5

Selected Income Statement Data:
	For the Three Months Ended March 31,
	2015	2014	Change %
	(in thousands)
Interest income	$110,962	$98,701	12.4%
Interest expense	7,854	7,924	(0.9)
Net interest income	103,108	90,777	13.6
Provision for credit losses	700	3,500	(80.0)
Net interest income after provision for credit losses	102,408	87,277	17.3
Non-interest income	5,933	4,573	29.7
Non-interest expense	54,033	49,487	9.2
Income from continuing operations before income taxes	54,308	42,363	28.2
Income tax expense	14,118	10,624	32.9
Income from continuing operations	40,190	31,739	26.6
Loss on discontinued operations, net of tax	—	(654)	(100.0)
Net income	$40,190	$31,085	29.3
Diluted earnings per share from continuing operations	$0.45	$0.36	25.0
Diluted loss per share from discontinued operations	—	(0.01)
Diluted earnings per share available to common stockholders	$0.45	$0.35	28.6

Common Share Data:
	At or for the Three Months Ended March 31,
	2015	2014	Change %
Diluted earnings per share available to common stockholders	$0.45	$0.35	28.6%
Book value per common share	11.00	8.61	27.8
Tangible book value per share, net of tax (1)	10.72	8.32	28.8
Average shares outstanding (in thousands):
Basic	87,941	86,256	2.0
Diluted	88,452	87,123	1.5
Common shares outstanding	89,180	87,554	1.9

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months Ended March 31,
	2015	2014	Change %
Selected Performance Ratios:
Return on average assets (1)	1.49%	1.33%	12.0%
Return on average tangible common equity (2)	17.21	17.31	(0.6)
Net interest margin (1)	4.35	4.41	(1.4)
Net interest spread	4.22	4.27	(1.2)
Efficiency ratio - tax equivalent basis (2)	46.69	50.88	(8.2)
Loan to deposit ratio	91.27	87.23	4.6

Asset Quality Ratios:
Net recoveries to average loans outstanding (1)	(0.06)%	(0.02)%	200.0%
Nonaccrual loans to gross loans	0.69	0.99	(30.3)
Nonaccrual loans and repossessed assets to total assets	1.11	1.30	(14.6)
Loans past due 90 days and still accruing to total loans	0.04	—	100.0
Allowance for credit losses to gross loans	1.27	1.46	(13.0)
Allowance for credit losses to nonaccrual loans	184.55	147.58	25.1

Capital Ratios (2):
	Basel III	Basel I		Minimum Requirement for "Well-Capitalized" Institution at
	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015
Tangible common equity	8.5%	8.6%	7.5%	—
Common Equity Tier 1 (3)	9.0	—	—	6.5
Tier 1 Common Equity (2)	—	9.3	8.8	—
Tier 1 Leverage ratio (3)	9.8	9.7	9.9	5.0
Tier 1 Capital (3)	10.2	10.5	11.1	8.0
Total Capital (3)	11.3	11.7	12.4	10.0

(1)	Annualized for the three-month periods ended March 31, 2015 and 2014.
(2)	See Reconciliation of Non-GAAP Financial Measures.
(3)	Basel III capital ratios are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2015	2014
	(dollars in thousands)
Interest income:
Loans	$100,391	$86,804
Investment securities	9,788	11,325
Federal funds sold and other	783	572
Total interest income	110,962	98,701
Interest expense:
Deposits	5,146	4,665
Borrowings	2,267	2,838
Junior subordinated debt	441	421
Total interest expense	7,854	7,924
Net interest income	103,108	90,777
Provision for credit losses	700	3,500
Net interest income after provision for credit losses	102,408	87,277
Non-interest income:
Service charges	2,889	2,561
Bank owned life insurance	977	949
Gains on sales of investment securities, net	589	366
Unrealized losses on assets and liabilities measured at fair value, net	(309)	(1,276)
Other	1,787	1,973
Total non-interest income	5,933	4,573
Non-interest expenses:
Salaries and employee benefits	32,541	29,555
Occupancy	4,813	4,686
Legal, professional and directors' fees	3,995	3,639
Data Processing	3,126	2,729
Insurance	2,090	2,393
Loan and repossessed asset expenses	1,090	1,147
Card expense	474	600
Marketing	377	559
Intangible amortization	281	597
Net gain on sales and valuations of repossessed and other assets	(351)	(2,547)
Merger / restructure expense	159	157
Other	5,438	5,972
Total non-interest expense	54,033	49,487
Income from continuing operations before income taxes	54,308	42,363
Income tax expense	14,118	10,624
Income from continuing operations	$40,190	$31,739
Loss from discontinued operations, net of tax	—	(654)
Net income	$40,190	$31,085
Preferred stock dividends	176	353
Net income available to common stockholders	$40,014	$30,732
Diluted net income per share	$0.45	$0.35

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
	(in thousands, except per share data)
Interest income:
Loans	$100,391	$99,099	$94,436	$90,583	$86,804
Investment securities	9,788	10,455	10,535	10,894	11,325
Federal funds sold and other	783	597	583	496	572
Total interest income	110,962	110,151	105,554	101,973	98,701
Interest expense:
Deposits	5,146	5,245	5,172	4,930	4,665
Borrowings	2,267	2,314	1,866	2,702	2,838
Junior subordinated debt	441	447	443	443	421
Total interest expense	7,854	8,006	7,481	8,075	7,924
Net interest income	103,108	102,145	98,073	93,898	90,777
Provision for credit losses	700	300	419	507	3,500
Net interest income after provision for credit losses	102,408	101,845	97,654	93,391	87,277
Non-interest income:
Service charges	2,889	2,791	2,457	2,758	2,561
Bank owned life insurance	977	1,464	1,136	959	949
Gains (losses) on sales of investment securities, net	589	373	181	(163)	366
Unrealized (losses) gains on assets and liabilities measured at fair value, net	(309)	1,357	896	235	(1,276)
Loss on extinguishment of debt	—	—	(502)	—	—
Other	1,787	2,432	1,824	1,809	1,973
Total non-interest income	5,933	8,417	5,992	5,598	4,573
Non-interest expenses:
Salaries and employee benefits	32,541	33,094	32,230	31,751	29,555
Occupancy	4,813	4,698	4,479	4,293	4,686
Legal, professional, and directors' fees	3,995	3,425	3,022	4,192	3,639
Data Processing	3,126	2,345	2,404	2,580	2,729
Insurance	2,090	2,386	1,996	2,087	2,393
Loan and repossessed asset expenses	1,090	1,486	901	889	1,147
Card expense	474	678	609	530	600
Marketing	377	857	378	506	559
Intangible amortization	281	281	281	302	597
Net (gain) loss on sales and valuations of repossessed and other assets	(351)	(1,102)	(1,956)	184	(2,547)
Merger / restructure expense	159	—	15	26	157
Other	5,438	7,594	5,419	4,901	5,972
Total non-interest expense	54,033	55,742	49,778	52,241	49,487
Income from continuing operations before income taxes	54,308	54,520	53,868	46,748	42,363
Income tax expense	14,118	14,111	12,949	10,706	10,624
Income from continuing operations	$40,190	$40,409	$40,919	$36,042	$31,739
Loss from discontinued operations, net of tax	—	—	—	(504)	(654)
Net income	$40,190	$40,409	$40,919	$35,538	$31,085
Preferred stock dividends	176	329	353	352	353
Net Income available to common stockholders	$40,014	$40,080	$40,566	$35,186	$30,732
Diluted net income per share	$0.45	$0.46	$0.46	$0.40	$0.35

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
	(in millions)
Assets:
Cash and due from banks	$492.4	$164.4	$258.8	$379.3	$354.8
Securities purchased under agreement to resell	—	—	—	—	111.1
Cash and cash equivalents	492.4	164.4	258.8	379.3	465.9
Securities and money market investments	1,453.7	1,547.8	1,597.3	1,606.7	1,671.3
Loans held for investment:
Commercial	3,725.2	3,532.3	3,293.2	3,028.0	2,725.1
Commercial real estate - non-owner occupied	2,113.8	2,052.6	1,993.3	1,934.0	1,844.3
Commercial real estate - owner occupied	1,818.0	1,732.9	1,620.3	1,603.4	1,604.5
Construction and land development	842.9	748.1	671.8	609.1	550.8
Residential real estate	292.2	299.4	317.5	328.6	345.3
Consumer	26.5	33.0	33.4	41.4	38.6
Gross loans and deferred fees, net	8,818.6	8,398.3	7,929.5	7,544.5	7,108.6
Allowance for credit losses	(112.1)	(110.2)	(109.2)	(105.9)	(103.9)
Loans, net	8,706.5	8,288.1	7,820.3	7,438.6	7,004.7
Premises and equipment, net	114.3	113.8	112.1	109.6	106.6
Other assets acquired through foreclosure, net	63.8	57.1	51.8	59.3	56.5
Bank owned life insurance	142.9	142.0	143.2	142.5	141.5
Goodwill and other intangibles, net	25.6	25.9	26.2	26.5	26.8
Other assets	252.7	261.4	279.1	261.1	273.3
Total assets	$11,251.9	$10,600.5	$10,288.8	$10,023.6	$9,746.6
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$2,657.4	$2,288.0	$2,246.7	$2,278.8	$2,093.6
Interest bearing:
Demand	936.5	854.9	809.4	794.8	750.4
Savings and money market	4,121.0	3,869.7	3,685.0	3,637.4	3,672.3
Time certificates	1,947.4	1,918.4	1,956.5	1,758.5	1,632.7
Total deposits	9,662.3	8,931.0	8,697.6	8,469.5	8,149.0
Customer repurchase agreements	47.2	54.9	53.0	53.7	57.4
Total customer funds	9,709.5	8,985.9	8,750.6	8,523.2	8,206.4
Securities sold short	—	—	—	—	109.8
Borrowings	275.2	390.3	330.8	337.5	342.8
Junior subordinated debt	40.7	40.4	41.8	42.7	42.8
Accrued interest payable and other liabilities	175.2	183.0	162.5	162.5	150.0
Total liabilities	10,200.6	9,599.6	9,285.7	9,065.9	8,851.8
Stockholders' Equity:
Common stock and additional paid-in capital	831.9	828.3	807.2	803.4	795.3
Preferred stock	70.5	70.5	141.0	141.0	141.0
Retained earnings (accumulated deficit)	125.5	85.5	45.4	4.8	(30.4)
Accumulated other comprehensive income (loss)	23.4	16.6	9.5	8.5	(11.1)
Total stockholders' equity	1,051.3	1,000.9	1,003.1	957.7	894.8
Total liabilities and stockholders' equity	$11,251.9	$10,600.5	$10,288.8	$10,023.6	$9,746.6

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
	(in thousands)
Balance, beginning of period	$110,216	$109,161	$105,937	$103,899	$100,050
Provision for credit losses	700	300	419	507	3,500
Recoveries of loans previously charged-off:
Commercial and industrial	916	1,499	1,053	1,254	922
Commercial real estate - non-owner occupied	277	229	1,226	1,052	83
Commercial real estate - owner occupied	106	43	553	196	477
Construction and land development	157	1,268	182	498	211
Residential real estate	533	261	768	314	553
Consumer	40	64	34	191	170
Total recoveries	2,029	3,364	3,816	3,505	2,416
Loans charged-off:
Commercial and industrial	393	1,743	110	1,039	1,478
Commercial real estate - non-owner occupied	—	—	158	99	160
Commercial real estate - owner occupied	—	270	35	230	11
Construction and land development	—	8	—	78	—
Residential real estate	400	377	423	523	406
Consumer	54	211	285	5	12
Total loans charged-off	847	2,609	1,011	1,974	2,067
Net loan recoveries	(1,182)	(755)	(2,805)	(1,531)	(349)
Balance, end of period	$112,098	$110,216	$109,161	$105,937	$103,899

Net recoveries to average loans outstanding - annualized	(0.06)%	(0.04)%	(0.15)%	(0.09)%	(0.02)%
Allowance for credit losses to gross loans	1.27	1.31	1.38	1.40	1.46
Nonaccrual loans	$60,742	$67,659	$75,092	$64,345	$70,401
Repossessed assets	63,759	57,150	51,787	59,292	56,450
Loans past due 90 days, still accruing	3,730	5,132	3,558	3,001	167
Loans past due 30 to 89 days, still accruing	14,137	9,804	16,500	5,123	11,087
Classified loans on accrual	76,090	90,393	107,776	133,220	125,903
Special mention loans	100,345	97,504	98,265	90,534	117,540

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended March 31,
	2015			2014
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$8,546.8	$100,391	4.97%	$6,893.2	$86,804	5.27%
Securities (1)	1,479.4	9,788	3.09	1,651.7	11,325	3.15
Federal funds sold and other	136.2	783	2.30	210.3	572	1.09
Total interest earning assets	10,162.4	110,962	4.66	8,755.2	98,701	4.77
Non-interest earning assets
Cash and due from banks	118.1			137.5
Allowance for credit losses	(111.0)			(101.2)
Bank owned life insurance	142.4			140.9
Other assets	450.1			433.1
Total assets	$10,762.0			$9,365.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$920.0	$394	0.17%	$765.0	$384	0.20%
Savings and money market	3,909.4	2,776	0.28	3,452.3	2,562	0.30
Time certificates of deposit	1,935.5	1,976	0.41	1,619.6	1,719	0.42
Total interest-bearing deposits	6,764.9	5,146	0.30	5,836.9	4,665	0.32
Short-term borrowings	177.5	1,751	3.95	163.4	130	0.32
Long-term debt	202.0	516	1.02	301.8	2,708	3.59
Junior subordinated debt	40.4	441	4.36	41.9	421	4.02
Total interest-bearing liabilities	7,184.8	7,854	0.44	6,344.0	7,924	0.50
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,369.9			2,054.1
Other liabilities	177.1			81.1
Stockholders’ equity	1,030.2			886.3
Total liabilities and stockholders' equity	$10,762.0			$9,365.5
Net interest income and margin		$103,108	4.35%		$90,777	4.41%
Net interest spread			4.22%			4.27%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $7,389 and $5,705 for the first quarters of 2015 and 2014, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheets:
	Arizona	Nevada	California	Central Business Lines	Corporate & Other	Consolidated Company
At March 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2.3	$10.8	$2.6	$—	$1,930.4	$1,946.1
Loans, net of deferred loan fees and costs	2,383.5	1,805.5	1,799.6	2,788.3	41.7	8,818.6
Less: allowance for credit losses	(30.3)	(23.0)	(22.9)	(35.4)	(0.5)	(112.1)
Total loans	2,353.2	1,782.5	1,776.7	2,752.9	41.2	8,706.5
Other assets acquired through foreclosure, net	20.5	23.2	—	—	20.1	63.8
Goodwill and other intangible assets, net	—	25.6	—	—	—	25.6
Other assets	42.3	65.8	21.0	22.2	358.6	509.9
Total assets	$2,418.3	$1,907.9	$1,800.3	$2,775.1	$2,350.3	$11,251.9
Liabilities:
Deposits	$2,344.0	$3,362.3	$2,514.1	$1,113.7	$328.2	$9,662.3
Other borrowings	—	—	—	—	275.2	275.2
Other liabilities	16.5	37.7	4.5	86.1	118.3	263.1
Total liabilities	2,360.5	3,400.0	2,518.6	1,199.8	721.7	10,200.6
Allocated equity:	264.0	227.0	208.2	284.3	67.8	1,051.3
Total liabilities and stockholders' equity	$2,624.5	$3,627.0	$2,726.8	$1,484.1	$789.5	$11,251.9
Excess funds provided (used)	206.2	1,719.1	926.5	(1,291.0)	(1,560.8)	—

No. of branches	11	18	11	—	—	40
No. of full-time equivalent employees	212	276	220	102	321	1,131

At December 31, 2014
Assets:
Cash, cash equivalents, and investment securities	$2.3	$5.0	$2.5	$—	$1,702.4	$1,712.2
Loans, net of deferred loan fees and costs	2,341.9	1,668.7	1,751.7	2,590.0	46.0	8,398.3
Less: allowance for credit losses	(30.7)	(21.9)	(23.0)	(34.0)	(0.6)	(110.2)
Total loans	2,311.2	1,646.8	1,728.7	2,556.0	45.4	8,288.1
Other assets acquired through foreclosure, net	15.5	21.0	—	—	20.6	57.1
Goodwill and other intangible assets, net	—	25.9	—	—	—	25.9
Other assets	34.8	64.2	21.5	22.9	373.8	517.2
Total assets	$2,363.8	$1,762.9	$1,752.7	$2,578.9	$2,142.2	$10,600.5
Liabilities:
Deposits	$2,178.0	$3,230.6	$2,328.5	$946.6	$247.3	$8,931.0
Other borrowings	—	—	—	—	390.3	390.3
Other liabilities	17.4	40.8	9.1	72.4	138.6	278.3
Total liabilities	2,195.4	3,271.4	2,337.6	1,019.0	776.2	9,599.6
Allocated equity:	250.8	209.0	197.7	232.9	110.5	1,000.9
Total liabilities and stockholders' equity	$2,446.2	$3,480.4	$2,535.3	$1,251.9	$886.7	$10,600.5
Excess funds provided (used)	82.4	1,717.5	782.6	(1,327.0)	(1,255.5)	—

No. of branches	11	18	11	—	—	40
No. of full-time equivalent employees	215	295	227	99	295	1,131

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

	Arizona	Nevada	California	Central Business Lines	Corporate & Other	Consolidated Company
	(dollars in millions)
At March 31, 2014
Assets:
Cash, cash equivalents, and investment securities	$3.3	$7.0	$2.6	$0.5	$2,123.8	$2,137.2
Loans, net of deferred loan fees and costs	2,032.3	1,723.8	1,663.1	1,621.2	68.2	7,108.6
Less: allowance for credit losses	(29.7)	(25.2)	(24.3)	(23.7)	(1.0)	(103.9)
Total loans	2,002.6	1,698.6	1,638.8	1,597.5	67.2	7,004.7
Other assets acquired through foreclosure, net	11.9	21.9	0.3	—	22.4	56.5
Goodwill and other intangible assets, net	2.4	24.4	—	—	—	26.8
Other assets	33.8	67.8	25.5	18.0	376.3	521.4
Total assets	$2,054.0	$1,819.7	$1,667.2	$1,616.0	$2,589.7	$9,746.6
Liabilities:
Deposits	$2,166.0	$3,024.6	$1,867.3	$845.1	$246.0	$8,149.0
Other borrowings	—	—	—	—	342.8	342.8
Other liabilities	21.7	48.3	9.8	20.4	259.8	360.0
Total liabilities	2,187.7	3,072.9	1,877.1	865.5	848.6	8,851.8
Allocated equity:	219.4	207.9	178.7	123.2	165.6	894.8
Total liabilities and stockholders' equity	$2,407.1	$3,280.8	$2,055.8	$988.7	$1,014.2	$9,746.6
Excess funds provided (used)	353.1	1,461.1	388.6	(627.3)	(1,575.5)	—

No. of branches	10	18	11	—	—	39
No. of full-time equivalent employees	216	326	217	93	253	1,105

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Income Statements:
	Arizona	Nevada	California	Central Business Lines	Corporate & Other	Consolidated Company
	(in thousands)
Three Months Ended March 31, 2015:
Net interest income (expense)	$28,985	$29,209	$26,943	$23,310	$(5,339)	$103,108
Provision for credit losses	(668)	349	(395)	1,409	5	700
Net interest income (expense) after provision for credit losses	29,653	28,860	27,338	21,901	(5,344)	102,408
Non-interest income	939	2,283	716	716	1,279	5,933
Non-interest expense	(14,761)	(14,474)	(13,638)	(9,278)	(1,882)	(54,033)
Income (loss) from continuing operations before income taxes	15,831	16,669	14,416	13,339	(5,947)	54,308
Income tax expense (benefit)	6,210	5,834	6,061	5,002	(8,989)	14,118
Net income	$9,621	$10,835	$8,355	$8,337	$3,042	$40,190

Three Months Ended March 31, 2014:
Net interest income (expense)	$26,608	$28,595	$22,792	$13,964	$(1,182)	$90,777
Provision for credit losses	1,558	(884)	655	2,170	1	3,500
Net interest income (expense) after provision for credit losses	25,050	29,479	22,137	11,794	(1,183)	87,277
Non-interest income	777	2,137	1,183	82	394	4,573
Non-interest expense	(13,261)	(15,084)	(12,976)	(6,508)	(1,658)	(49,487)
Income (loss) from continuing operations before income taxes	12,566	16,532	10,344	5,368	(2,447)	42,363
Income tax expense (benefit)	4,929	5,787	4,350	2,013	(6,455)	10,624
Income from continuing operations	7,637	10,745	5,994	3,355	4,008	31,739
Loss from discontinued operations, net	—	—	—	—	(654)	(654)
Net income	$7,637	$10,745	$5,994	$3,355	$3,354	$31,085

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Tax, Pre-Provision Operating Earnings by Quarter:
	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
	(in thousands)
Total non-interest income	$5,933	$8,417	$5,992	$5,598	$4,573
Less:
Gains (losses) on sales of investment securities, net	589	373	181	(163)	366
Unrealized (losses) gains on assets and liabilities measured at fair value, net	(309)	1,357	896	235	(1,276)
Loss on extinguishment of debt	—	—	(502)	—	—
Total operating non-interest income	5,653	6,687	5,417	5,526	5,483
Plus: net interest income	103,108	102,145	98,073	93,898	90,777
Net operating revenue (1)	$108,761	$108,832	$103,490	$99,424	$96,260

Total non-interest expense	$54,033	$55,742	$49,778	$52,241	$49,487
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(351)	(1,102)	(1,956)	184	(2,547)
Merger / restructure expense	159	—	15	26	157
Total operating non-interest expense (1)	$54,225	$56,844	$51,719	$52,031	$51,877

Pre-tax, pre-provision operating earnings (2)	$54,536	$51,988	$51,771	$47,393	$44,383

Tangible Common Equity:
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
	(dollars and shares in thousands)
Total stockholders' equity	$1,051,330	$1,000,928	$1,003,122	$957,664	$894,805
Less: goodwill and intangible assets	25,632	25,913	26,194	26,475	26,777
Total tangible stockholders' equity	1,025,698	975,015	976,928	931,189	868,028
Less: preferred stock	70,500	70,500	141,000	141,000	141,000
Total tangible common equity	955,198	904,515	835,928	790,189	727,028
Plus: deferred tax - attributed to intangible assets	548	1,006	1,138	1,138	1,243
Total tangible common equity, net of tax	$955,746	$905,521	$837,066	$791,327	$728,271
Total assets	$11,251,943	$10,600,498	$10,288,824	$10,023,587	$9,746,624
Less: goodwill and intangible assets, net	25,632	25,913	26,194	26,475	26,777
Tangible assets	11,226,311	10,574,585	10,262,630	9,997,112	9,719,847
Plus: deferred tax - attributed to intangible assets	548	1,006	1,138	1,138	1,243
Total tangible assets, net of tax	$11,226,859	$10,575,591	$10,263,768	$9,998,250	$9,721,090
Tangible common equity ratio (3)	8.5%	8.6%	8.2%	7.9%	7.5%
Common shares outstanding	89,180	88,691	87,849	87,774	87,554
Tangible book value per share, net of tax (4)	$10.72	$10.21	$9.53	$9.02	$8.32

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio by Quarter:
	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
	(in thousands)
Total operating non-interest expense	$54,225	$56,844	$51,719	$52,031	$51,877
Divided by:
Total net interest income	103,108	102,145	98,073	93,898	90,777
Plus:
Tax equivalent interest adjustment	7,389	6,489	6,348	6,029	5,705
Operating non-interest income	5,653	6,687	5,417	5,526	5,483
	$116,150	$115,321	$109,838	$105,453	$101,965
Efficiency ratio - tax equivalent basis (5)	46.7%	49.3%	47.1%	49.3%	50.9%

Regulatory Capital:

Basel III
March 31, 2015
(in thousands)
Common Equity Tier 1:
Common equity	$980,830
Less:
Accumulated other comprehensive income	23,423
Non-qualifying goodwill and intangibles	24,127
Disallowed deferred tax asset	1,314
Unrealized gain on trust preferred securities	6,446
Common equity Tier 1 (regulatory) (6) (9)	925,520
Plus:
Trust preferred securities	64,500
Preferred stock	70,500
Less:
Disallowed deferred tax asset	1,972
Unrealized gain on trust preferred securities	9,669
Tier 1 capital (7) (9)	$1,048,879
Divided by: estimated risk-weighted assets (regulatory (7) (9)	$10,308,909
Common equity Tier 1 ratio (7) (9)	9.0%

Total Capital:
Tier 1 capital (regulatory) (6) (9)	$1,048,879
Plus:
Qualifying allowance for credit losses	112,098
Other	2,124
Less: Tier 2 qualifying capital deductions	2,731
Tier 2 capital	$111,491
Total capital	1,160,370

Tier 1 Capital:
Classified assets	$210,438
Divided by:
Common equity Tier 1 (regulatory) (6) (9)	925,520
Plus: Allowance for credit losses	112,098
Total Common equity Tier 1 plus allowance for credit losses	$1,037,618
Classified assets to common equity Tier 1 plus allowance (8) (9)	20%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476